Exhibit 99.1

Ouster Announces Record Revenue and Margin for First Quarter 2024

Record revenue of $26 million, up 51% year over year

GAAP gross margin of 29% and record non-GAAP gross margin of 36%

SAN FRANCISCO, CA – May 9, 2024 at 4:15 PM ET – Ouster, Inc. (NYSE: OUST) (“Ouster” or the “Company”), a leading global provider of high-performance lidar sensors and software solutions for the automotive, industrial, robotics, and smart infrastructure industries, announced today financial results for the three months ended March 31, 20241.

First Quarter 2024 Highlights

•	$26 million in revenue, up 51% year over year and 6% sequentially.

•	Shipped approximately 4,500 sensors for revenue

•	GAAP gross margin of 29%, compared to (2%) in the first quarter of 2023 and 22% in the fourth quarter of 2023.

•	Non-GAAP gross margin[2] of 36%, compared to 25% in the first quarter of 2023 and 35% in the fourth quarter of 2023.

•	Net loss of $24 million, compared to $177 million in the first quarter of 2023 and $39 million in the fourth quarter of 2023.

•	Adjusted EBITDA[2] loss of $12 million, compared to $27 million in the first quarter of 2023 and $14 million in the fourth quarter of 2023.

•	Cash, cash equivalents, restricted cash, and short-term investments balance of $189 million as of March 31, 2024.

“Ouster continued its momentum into the first quarter after a strong 2023. We delivered revenue of $26 million and non-GAAP gross margin of 36%, both representing record levels. Alongside our strong operational results, we continued to advance the development of our next generation hardware products and software solutions,” said Ouster CEO Angus Pacala. “We are committed to achieving the goals we set for 2024 that aim to further extend Ouster’s competitive advantage and bring us closer to achieving profitability.”

Revenue growth in the first quarter was driven by large orders from customers in the robotics and automotive verticals, specifically for warehouse robotics, mapping, and autonomous vehicles. GAAP gross margin improved to 29% compared to (2%) in the first quarter of 2023, which was primarily driven by higher revenues, favorable product mix, lower manufacturing costs, and fewer costs related to inventory charges and purchase commitments. Non-GAAP gross margin increased to a record 36% compared to 25% in the first quarter of 2023. Non-GAAP gross margin excludes the impact of certain expenses outside of ordinary operations associated with the consolidation of product lines and outsourced manufacturing of Velodyne products.

[1]

The financial results for the three months ended March 31, 2023 are composed of Ouster standalone performance through February 10, 2023 and combined performance of Ouster and Velodyne for the remainder of the period. The results for the three months ended March 31, 2024 and December 31, 2023 reflect the combined performance of Ouster and Velodyne.

[2]

Adjusted EBITDA loss and non-GAAP gross margin are non-GAAP financial measures. See Non-GAAP Financial Measures for additional information and reconciliations of these measures to their respective most directly comparable financial measures calculated in accordance with U.S. GAAP.

2024 Business Objective Updates

1.	Expand software solutions and grow the installed base

2.	Advance the development of digital lidar hardware

3.	Progress on the long-term financial framework

Expand software solutions and grow the installed base: During the first quarter, Ouster continued to expand its software solutions with a new deep learning model that increases accuracy and detection range. The Company also enhanced Ouster Gemini with the ability to more seamlessly integrate with leading video management system vendors, helping to accelerate adoption in the multi-billion dollar security industry. Ouster also recently collaborated with a recipient of the U.S. Department of Transportation SMART Grant to assist with improving pedestrian safety, near miss detection, traffic counting, and traffic flow analytics.

Advance the development of digital lidar hardware: Ouster continued to execute on its product roadmap in the first quarter. The Company introduced new firmware designed to improve the performance capabilities of its REV7 sensors, coinciding with heightened interest from AI and robotics customers. Ouster’s next generation “L4” custom silicon chip is taped out and is expected to bring significant improvements in performance, reliability, and manufacturability, along with safety certifications to the OS sensor family. The Company plans to integrate the Chronos chip into its final form factor, solid-state digital flash (“DF”) sensors in the next year.

Progress on the long-term financial framework: Ouster advanced on its long-term financial framework during the first quarter. With revenue growth of 51% year over year, GAAP gross margin of 29%, and operating expenses 14% below third quarter 2023 levels, Ouster is progressing on its path to profitability.

Second Quarter 2024 Outlook

For the second quarter of 2024, Ouster expects to achieve $26 million to $28 million in revenue.

Upcoming Investor Events

Ouster management will participate in the following upcoming investor event:

Oppenheimer 9th Annual Emerging Growth Conference - Virtual, May 10th, 2024

Conference Call Information

Ouster will host a conference call and live webcast for analysts and investors at 5:00 p.m. ET today, May 9, 2024 to discuss its financial results and business outlook. To access the call, please register at https://registrations.events/direct/Q4I934282.

Upon registering, each participant will be provided with call details and a registrant ID. The webcast and related presentation materials will be accessible for at least 30 days on Ouster’s investor relations website at https://investors.ouster.com. A telephone replay of the call will be available 2 hours after the call ends, and can be accessed via phone through May 23, 2024 by dialing (800) 770-2030 from the U.S. or +1 (609) 800-9909 from outside the U.S. The conference I.D. number is 93428.

About Ouster

Ouster (NYSE: OUST) is a leading global provider of lidar sensors and software solutions for the automotive, industrial, robotics, and smart infrastructure industries. Ouster is on a mission to build a safer and more sustainable future by offering affordable, high-performance sensors that drive mass adoption across a wide variety of applications. Ouster is headquartered in San Francisco, CA with offices in the Americas, Europe, and Asia Pacific. For more information, visit www.ouster.com, or connect with us on X or LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “may,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than statements of historical fact, including statements regarding Ouster’s revenue guidance for the second quarter of 2024; anticipated new product launches and developments; Ouster’s future results of operations, cash reserve and financial position; the anticipated timing and development of Ouster’s next generation hardware and software solutions; the execution against the Company’s product roadmap and demand for products; the Company’s path to profitability and long-term financial framework; industry and business trends; Ouster’s business objectives, plans, strategic partnerships, and market growth; and Ouster’s competitive market position, all constitute forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to, risks related to Ouster’s limited operating history and history of losses; fluctuations in its operating results; the substantial research and development costs needed to develop and commercialize new products; its ability to maintain competitive average selling prices, high sales volumes and reduce product costs; competition in Ouster’s industry; the negotiating power and product standards of its customers; the adoption of its products and the growth of the lidar market generally; product quality and liability risks; Ouster’s future capital needs and ability to secure additional capital on favorable terms or at all; risks related to Ouster’s indebtedness; its ability to manage growth, including growing the sales and marketing organization; risks related to international operations, including international manufacturing; cancellation or postponement of contracts or unsuccessful implementations; the Company’s ability to manage its inventory; credit risk of customers; Ouster’s ability to use tax attributes; Ouster’s dependence on key third party suppliers, in particular Benchmark Electronics, Inc., Fabrinet, and other suppliers; supply chain constraints and challenges; conditions in the industries the Company targets or the global economy; the ability of its lidar technology roadmap and new software solutions to catalyze growth; Ouster’s ability to recruit and retain key personnel; its ability to successfully integrate its business with Velodyne and achieve the anticipated benefits of the Velodyne merger; Ouster’s ability to adequately protect and enforce its intellectual property rights, including as it relates to Hesai Group; legal and regulatory risks; risks related to operating as a public company; and other important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as may be further updated from time to time in the Company’s other filings with the SEC. Readers are urged to consider these factors carefully and in the totality of the circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

In addition, see information below concerning non-GAAP financial measures.

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Ouster believes the non-GAAP measures of Non-GAAP Gross Margin and Adjusted EBITDA are useful in evaluating its operating performance. Ouster calculates Non-GAAP Gross Profit as gross profit (loss) excluding amortization of acquired intangibles, certain excess and obsolete expenses and losses on firm purchase commitments, and stock-based compensation expenses. Non-GAAP Gross Margin is calculated as Non-GAAP Gross Profit divided by revenues. Ouster calculates Adjusted EBITDA as net loss excluding interest expense (income), net, other expense (income), net, stock-based compensation expense, provision for income tax expense, goodwill impairment charges, restructuring costs excluding stock-based compensation expenses, certain excess and obsolete expenses and losses on firm purchase commitments, amortization of acquired intangible assets, depreciation expenses, certain litigation and litigation related expenses, merger and acquisition related expenses, gain on lease termination and other items. Ouster believes that Non-GAAP Gross Profit, Non-GAAP Gross Margin, and Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparison with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Adjusted EBITDA is also used by the Board and management as a performance metric for compensation purposes. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Contacts

For Investors

investors@ouster.io

For Media

press@ouster.io

OUSTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$48,270	$50,991
Restricted cash, current	564	552
Short-term investments	139,546	139,158
Accounts receivable, net	12,220	14,577
Inventory	21,070	23,232
Prepaid expenses and other current assets	34,808	34,647

Total current assets	256,478	263,157
Property and equipment, net	10,513	10,228
Operating lease, right-of-use assets	17,411	18,561
Unbilled receivable, non-current portion	7,043	10,567
Intangible assets, net	22,592	24,436
Restricted cash, non-current	1,091	1,091
Other non-current assets	2,555	2,703

Total assets	$317,683	$330,743

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,122	$3,545
Accrued and other current liabilities	56,375	58,166
Contract liabilities, current	13,429	12,885
Operating lease liability, current portion	7,153	7,096

Total current liabilities	83,079	81,692
Operating lease liability, non-current portion	17,278	18,827
Debt	43,973	43,975
Contract liabilities, non-current portion	4,483	4,967
Other non-current liabilities	1,638	1,610

Total liabilities	150,451	151,071

Commitments and contingencies
Stockholders’ equity:
Common stock	44	42
Additional paid-in capital	1,007,502	995,464
Accumulated deficit	(839,875)	(816,026)
Accumulated other comprehensive (loss) income	(439)	192

Total stockholders’ equity	167,232	179,672

Total liabilities and stockholders’ equity	$317,683	$330,743

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended March 31,
	2024	2023	2023
Revenue	$25,944	$24,444	$17,230
Cost of product	18,519	19,033	17,606

Gross profit (loss)	7,425	5,411	(376)
Operating expenses:
Research and development	13,806	15,626	32,459
Sales and marketing	6,860	8,553	13,533
General and administrative	12,580	18,545	31,325
Goodwill impairment charges	—	—	99,409

Total operating expenses	33,246	42,724	176,726

Loss from operations	(25,821)	(37,313)	(177,102)
Other income (expense):
Interest income	2,651	2,579	1,719
Interest expense	(741)	(4,081)	(1,669)
Other income, net	193	(6)	54

Total other income, net	2,103	(1,508)	104

Loss before income taxes	(23,718)	(38,821)	(176,998)
Provision for income tax expense	131	174	282

Net loss	$(23,849)	$(38,995)	$(177,280)

Other comprehensive loss
Changes in unrealized (loss) gain on available for sale securities	$(459)	$314	$51
Foreign currency translation adjustments	$(172)	$258	$(81)

Total comprehensive loss	$(24,480)	$(38,423)	$(177,310)

Net loss per common share, basic and diluted	$(0.55)	$(0.95)	$(6.03)
Weighted-average shares used to compute basic and diluted net loss per share	43,454,127	41,135,659	29,411,612

OUSTER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,849)	$(177,280)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment charges	—	99,409
Depreciation and amortization	2,897	6,159
Loss on write-off of construction in progress and right-of-use asset impairment	—	1,423
Stock-based compensation	9,404	21,780
Reduction of revenue related to stock warrant issued to customer	195	—
Amortization of right-of-use asset	1,150	1,112
Interest expense	—	685
Amortization of debt issuance costs and debt discount	—	62
Accretion or amortization on short-term investments	(1,486)	(805)
Change in fair value of warrant liabilities	21	(106)
Inventory write down	737	2,836
Provision (recovery of) for doubtful accounts	(208)	445
Loss from disposal of property and equipment	—	145
Realized gain on available for sale securities	(275)	—
Changes in operating assets and liabilities:
Accounts receivable	6,089	(3,450)
Inventory	1,425	(2,329)
Prepaid expenses and other assets	(1,268)	672
Accounts payable	2,636	5,488
Accrued and other liabilities	(1,758)	(9,218)
Contract liabilities	60	944
Operating lease liability	(1,492)	(984)

Net cash used in operating activities	(5,722)	(53,012)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	—	168
Purchases of property and equipment	(1,382)	(1,006)
Purchase of short-term investments	(24,485)	(5,003)
Proceeds from sales of short-term investments	25,398	19,981
Cash and cash equivalents acquired in the Velodyne Merger	—	32,137

Net cash (used in) provided by investing activities	(469)	46,277

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	109	18
Proceeds from the issuance of common stock under at-the-market offering, net of commissions and fees	3,587	—
At-the-market offering costs for the issuance of common stock	(43)	—

Net cash provided by financing activities	3,653	18

Effect of exchange rates on cash and cash equivalents	(170)	(79)

Net decrease in cash, cash equivalents and restricted cash	(2,708)	(6,796)
Cash, cash equivalents and restricted cash at beginning of period	52,633	124,278

Cash, cash equivalents and restricted cash at end of period	$49,925	$117,482

OUSTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended March 31,
	2024	2023	2023
GAAP net loss	$(23,849)	$(38,995)	$(177,280)
Interest expense (income), net	(1,910)	1,502	(50)
Other expense (income), net	(193)	6	(54)
Stock-based compensation(1)	9,404	11,107	21,780
Provision for income tax expense	131	174	282
Goodwill impairment charge	—	—	99,409
Restructuring costs, excluding stock-based compensation expense	—	—	12,635
Excess and obsolete expenses and loss on firm purchase commitments	572	1,732	3,630
Amortization of acquired intangibles(2)	1,754	1,757	1,511
Depreciation expense(2)	1,053	1,239	4,648
Litigation expenses(3)	1,296	7,383	537
Merger and acquisition related expenses(4)	—	—	6,058

Adjusted EBITDA	$(11,743)	$(14,095)	$(26,893)

(1) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended March 31,
	2024	2023	2023
Cost of revenue	$913	$856	$774
Research and development	4,188	4,786	7,505
Sales and marketing	1,400	2,240	2,881
General and administrative	2,903	3,225	10,620

Total stock-based compensation	$9,404	$11,107	$21,780

(2) Includes depreciation and amortization expense as follows:

	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended March 31,
	2024	2023	2023
Cost of revenue	$1,100	$1,180	$1,750
Research and development	712	747	2,964
Sales and marketing	248	250	181
General and administrative	747	819	1,264

Total depreciation and amortization expense	$2,807	$2,996	$6,159

(3)  Litigation expenses and litigation-related expenses outside of the Company’s ordinary business operations

(4)  Merger and acquisition related expenses represent transaction costs for the Velodyne Merger which include legal and accounting professional service fees

	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended March 31,
	2024	2023	2023
Gross (loss) profit on GAAP basis	$7,425	$5,411	$(376)
Stock-based compensation	913	856	774
Amortization of acquired intangible assets	464	517	249
Excess and obsolete expenses and loss on firm purchase commitments	572	1,732	3,630

Gross profit on non-GAAP basis	$9,374	$8,516	$4,277

Gross margin on GAAP basis	29%	22%	(2)%
Gross margin on non-GAAP basis	36%	35%	25%

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